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                                                                     Exhibit 1.1



                                Letter Agreement

        The undersigned pursuant to Rule 13d-1 promulgated pursuant to the Securities Exchange Act of 1934, hereby execute this Letter Agreement for the purpose of electing to file jointly a schedule 13D pursuant to such act.

Dated: February 18, 2002


COUNSEL CORPORATION


By:  /s/ Allan C. Silber
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     Allan C. Silber
     Chairman of the Board and
     Chief Executive Officer

     /s/ Allan C. Silber
     ------------------------------------
     Allan C. Silber, individually